Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

Pathfinder Bancorp, Inc.
Oswego, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated march 24, 2011, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Parente Beard LLC

Harrisburg, Pennsylvania
December 14, 2011